                                                                   Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Presstek, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-156241) on Form S-8 and in the registration statement (No. 333-170204) on Form S-3 of Presstek, Inc. of our reports dated March 16, 2011, with respect to the consolidated balance sheets of Presstek, Inc. and subsidiaries  as of January 1, 2011 and January 2, 2010, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended January 1, 2011, and the related consolidated financial statement schedule II and the effectiveness of internal control over financial reporting as of January 1, 2011, which reports appear in the January 1, 2011 annual report on Form 10-K of Presstek, Inc.

/s/ KPMG LLP

New York, New York

March 16, 2011